Exhibit 99.1

Playtika Holding Corp. Reports Q4 and 2024 Financial Results

Revenue of $650.3 million and Direct-to-Consumer (“DTC”) Revenue of $174.6 million
DTC platforms Revenue Increased 0.1% Sequentially and 8.0% Year Over Year
GAAP Net Income of $(16.7) million and Credit Adj. EBITDA of $183.9 million

Herzliya, Israel – February 27, 2025 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its fourth quarter and fiscal year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights:

•Revenue of $650.3 million increased 4.8% sequentially and 1.9% year over year.
•DTC platforms revenue of $174.6 million increased 0.1% sequentially and 8.0% year over year.
•Net income of $(16.7) million decreased (142.5)% sequentially and (144.8)% year over year.
•Credit Adjusted EBITDA of $183.9 million decreased (6.7)% sequentially and (2.6)% year over year.
•Cash and cash equivalents totaled $565.8 million as of December 31, 2024.

FY2024 Financial Highlights:

•FY2024 revenue of $2,549.3 million compared to $2,567.0 million in the prior year.
•DTC platforms revenue of $694.2 million compared to $639.4 million in the prior year.
•Net income of $162.2 million compared to $235.0 million in the prior year.
•Credit Adjusted EBITDA of $757.7 million compared to $832.2 million in the prior year.
•Free Cash Flow of $396.8 million compared to $436.4 million in the prior year1.

“We are thrilled with the progress we have made in executing our return to growth strategy, highlighted by our successful acquisition of SuperPlay,” said Robert Antokol, Chief Executive Officer. “Looking ahead, we are excited by our pipeline of new games and continued M&A opportunities, which we believe will drive consistent topline growth and create value for our shareholders.”

“Our disciplined approach to capital allocation and portfolio management is reflected in our strong EBITDA results, demonstrating our commitment to maximizing returns” said Craig Abrahams, President and Chief Financial Officer. “As we continue to evolve our portfolio mix, we anticipate this year to be transitional as we invest in newly acquired studios in their early stages. We believe these investments will position us for renewed EBITDA growth starting in 2026 and beyond.”

Selected Q4 Operational Metrics and Business Highlights

•Average Daily Paying Users of 339K increased 12.6% sequentially and increased 10.8% year over year.
•Average Payer Conversion of 4.2%, up from 4.0% in Q3 2024 and 3.5% in Q4 2023.
•Casual games revenue increased 11.6% sequentially and 11.3% year over year.
•Social casino-themed games revenue decreased (4.9)% sequentially and (10.0%) year over year.
•Bingo Blitz revenue of $159.1 million decreased (0.5)% sequentially and increased 5.8% year over year.
•Slotomania revenue of $118.4 million decreased (7.9)% sequentially and (13.5)% year over year.
•Solitaire Grand Harvest revenue of $72.5 million decreased (8.1)% sequentially and (4.3)% year over year.
1 We define Free Cash Flow as net cash provided by operating activities minus capital expenditures.

Playtika Announces Quarterly Dividend

Playtika’s Board of Directors declared a cash dividend of $0.10 per share of our outstanding common stock, payable on April 4, 2025 to stockholders of record as of the close of business on March 21, 2025. Future dividends are subject to market conditions and approval by our Board of Directors.

Financial Outlook

For FY2025, revenue expected to be between $2.80 - $2.85 billion and Credit Adjusted EBITDA between $715 - $740 million. Capital expenditures are expected to be $95 million. We expect our effective tax rate to be 35%.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended December 31,		Year ended December 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2024	2023	2024	2023
Revenues	$650.3	$637.9	$2,549.3	$2,567.0
Total cost and expenses	$595.0	$517.9	$2,157.7	$2,065.4
Operating income	$55.3	$120.0	$391.6	$501.6
Net income	$(16.7)	$37.3	$162.2	$235.0
Credit Adjusted EBITDA	$183.9	$188.9	$757.7	$832.2
Net income margin	(2.6)%	5.8%	6.4%	9.2%
Credit Adjusted EBITDA margin	28.3%	29.6%	29.7%	32.4%

Non-financial performance metrics
Average DAUs	8.0	8.6	8.1	8.7
Average DPUs (in thousands)	339	306	312	310
Average Daily Payer Conversion	4.2%	3.5%	3.8%	3.6%
ARPDAU	$0.89	$0.80	$0.86	$0.81
Average MAUs	29.1	30.9	29.0	29.4

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy, plans and our objectives for future operations, are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•actions of our majority shareholder or other third parties that influence us;
•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games or in the SuperPlay portfolio, is highly dependent on how we manage the game revenues and pricing models;
•our inability to integrate SuperPlay into our operations successfully or realize the anticipated benefits of this acquisition;
•our inability to refinance our revolving credit facility which is set to expire in March 2026 or otherwise obtain additional financing, in each case, on favorable terms or at all;
•the ability of the SuperPlay portfolio to compete in a highly competitive industry with low barriers to entry;
•our ability to retain existing players, attract new players and increase the monetization of our player base;
•our ability to develop and/or launch new products and content or otherwise execute against our product roadmap strategy;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•our controlled company status;

•legal or regulatory restrictions or proceedings could adversely impact our business, including the SuperPlay portfolio, and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Ukraine and the fact that our controlling stockholder is a Chinese-owned company;
•geopolitical events such as the Wars in Israel and Ukraine;
•our reliance on key personnel, including our ability to retain the key personnel of SuperPlay;
•market conditions or other factors affecting the payment of dividends, including the decision whether or not to pay a dividend;
•uncertainties regarding the amount and timing of repurchases under our stock repurchase program;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$565.8	$1,029.7
Restricted cash	1.9	2.0
Accounts receivable	187.6	171.5
Prepaid expenses and other current assets	117.5	147.9
Total current assets	872.8	1,351.1
Property and equipment, net	115.4	119.9
Operating lease right-of-use assets	89.9	100.3
Intangible assets other than goodwill, net	562.2	311.2
Goodwill	1,692.3	987.2
Deferred tax assets, net	119.0	99.3
Investment in unconsolidated entities	20.6	54.4
Other non-current assets	167.0	151.6
Total assets	$3,639.2	$3,175.0

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$11.6	$16.8
Accounts payable	58.6	65.0
Operating lease liabilities, current	25.7	19.5
Accrued expenses and other current liabilities	463.0	438.3
Total current liabilities	558.9	539.6
Long-term debt	2,388.5	2,399.6
Contingent consideration	354.6	20.8
Other long-term liabilities	372.2	318.7
Operating lease liabilities, long-term	71.4	88.2
Deferred tax liabilities	24.7	29.6
Total liabilities	3,770.3	3,396.5
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of US $0.01 par value: 1,600.0 shares authorized; 375.3 and 370.0 shares issued and outstanding at December 31, 2024 and 2023, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at December 31, 2024 and 2023)	(603.5)	(603.5)
Additional paid-in capital	1,362.7	1,264.9
Accumulated other comprehensive income (loss)	(0.2)	20.6
Accumulated deficit	(894.2)	(907.6)
Total stockholders' deficit	(131.1)	(221.5)
Total liabilities and stockholders’ deficit	$3,639.2	$3,175.0

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenues	$650.3	$637.9	$2,549.3	$2,567.0
Costs and expenses
Cost of revenue	178.8	180.6	692.1	718.5
Research and development	96.3	101.5	403.0	406.4
Sales and marketing	195.3	158.0	705.0	585.7
General and administrative	92.0	77.8	288.7	303.5
Impairment charges	32.6	—	68.9	51.3
Total costs and expenses	595.0	517.9	2,157.7	2,065.4
Income from operations	55.3	120.0	391.6	501.6
Interest and other, net	33.7	32.6	111.1	109.5
Income before income taxes	21.6	87.4	280.5	392.1
Provision for income taxes	38.3	50.1	118.3	157.1
Net income (loss)	(16.7)	37.3	162.2	235.0
Other comprehensive income (loss)
Foreign currency translation	(12.8)	6.8	(10.9)	5.6
Change in fair value of derivatives	5.6	(10.7)	(9.9)	(2.6)
Total other comprehensive income (loss)	(7.2)	(3.9)	(20.8)	3.0
Comprehensive income (loss)	$(23.9)	$33.4	$141.4	$238.0

Net income (loss) per share attributable to common stockholders, basic	$(0.04)	$0.10	$0.44	$0.64
Net income (loss) per share attributable to common stockholders, diluted	$(0.04)	$0.10	$0.44	$0.64
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	373.0	367.8	371.8	366.3
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	374.8	368.3	372.1	366.8

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Year ended December 31,
	2024	2023
Cash flows from operating activities	$490.1	$515.6
Cash flows from investing activities
Purchase of property and equipment	(40.9)	(32.6)
Capitalization of internal use software costs	(31.6)	(37.4)
Purchase of software for internal use	(20.8)	(9.2)
Payments for business combination, net of cash acquired	(686.9)	(159.6)
Proceeds from short-term investments	256.5	—
Purchase of short-term investments	(256.5)	—
Investments in unconsolidated entities	(2.6)	(1.8)
Other investing activities	0.7	0.4
Net cash used in investing activities	(782.1)	(240.2)
Cash flows from financing activities
Dividends paid	(111.5)	—
Repayments on bank borrowings	(23.8)	(14.3)
Payment of tax withholdings on stock-based payments	(2.6)	(3.9)
Payment for share buyback	(0.8)	—
Net cash out flow for business acquisitions and other	(28.4)	—
Net cash used in financing activities	(167.1)	(18.2)
Effect of exchange rate changes on cash and cash equivalents	(4.9)	4.1
Net change in cash, cash equivalents and restricted cash	(464.0)	261.3
Cash, cash equivalents and restricted cash at the beginning of the period	1,031.7	770.4
Cash, cash equivalents and restricted cash at the end of the period	$567.7	$1,031.7

CALCULATION OF FREE CASH FLOW
(In millions)

	Year ended December 31,
	2024	2023
Cash flows from operating activities	$490.1	$515.6
Purchase of property and equipment	(40.9)	(32.6)
Capitalization of internal use software costs	(31.6)	(37.4)
Purchase of software for internal use	(20.8)	(9.2)
Free Cash Flow	$396.8	$436.4

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) impairment charges, (vi) stock-based compensation, (vii) contingent consideration, (viii) acquisition and related expenses, and (ix) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income	$(16.7)	$37.3	$162.2	$235.0
Provision for income taxes	38.3	50.1	118.3	157.1
Interest and other, net	33.7	32.6	111.1	109.5
Depreciation and amortization	48.6	42.0	165.7	158.0
EBITDA	103.9	162.0	557.3	659.6
Stock-based compensation(1)	29.0	27.5	99.2	110.0
Impairment charges	32.6	—	68.9	51.3
Changes in estimated value of contingent consideration	6.0	1.4	(9.8)	1.4
Acquisition and related expenses(2)	10.0	(2.2)	19.7	6.5
Other items(3)	2.4	0.2	22.4	3.4
Credit Adjusted EBITDA	$183.9	$188.9	$757.7	$832.2
Net income margin	(2.6)%	5.8%	6.4%	9.2%
Credit Adjusted EBITDA margin	28.3%	29.6%	29.7%	32.4%
_________

(1)    Reflects stock-based compensation expense related to the issuance of equity awards to our employees and Directors.
(2)    Includes costs incurred to evaluate and pursue acquisition activities as well as costs incurred by the Company in connection with the evaluation of strategic alternatives.
(3)    The amount for the three months ended December 31, 2024 consists primarily of $1.3 million and $0.7 million incurred by the Company related to severance and restructuring activities, respectively. The amount for the three months ended December 31, 2023 primarily includes $0.3 million incurred by the Company for severance.
The amount for the year ended December 31, 2024 consists primarily of $14.5 million and $6.9 million incurred by the Company related to severance and restructuring activities, respectively. The amount for the year ended December 31, 2023 consists primarily of $1.8 million incurred by the Company for severance and $1.0 million for a tax assessment paid under protest.

Contacts

Investor Relations
Tae Lee
Tael@playtika.com